                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                    THE EXPLORATION COMPANY OF DELAWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
1) Title of each class of securities to which transaction applies:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
5) Total fee paid:

     [ ]  Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:                           NOT APPLICABLE

          2)   Form, Schedule or Registration Statement No.:     NOT APPLICABLE

          3)   Filing Party:                                     NOT APPLICABLE

          4)   Date Filed:                                       NOT APPLICABLE

                    THE EXPLORATION COMPANY OF DELAWARE, INC.
                       500 North Loop 1604 East, Suite 250
                            San Antonio, Texas 78232

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To be held on March 10, 2000

TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders of The Exploration Company of Delaware, Inc. (The "Company"), will be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas on Friday, March 10, 2000, at 10:00 a.m., San Antonio time, for the following purposes:

         1.       To elect five Directors;

         2. To ratify the appointment of Akin, Doherty, Klein & Feuge, certified public accountants, as independent auditors of the Company and its subsidiaries for the calendar year ending December 31, 2000; and

         3. To transact any other business as properly may come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on January 24, 2000, (the Record Date) are entitled to notice of and to vote at the meeting or any adjournment thereof. We hope you will be represented at the meeting whether or not you expect to be present in person. We are excited about this year's initiatives in making it easier for you to communicate your vote. This year you have three options in submitting your vote prior to the meeting date:

1. Over the Internet, at the address shown on your proxy card; if you have access to the Internet, we encourage you to vote in this manner.

2. By telephone through the Toll-Free number shown on your proxy card.

3. By signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible.

          If you hold your shares in the name of a bank or broker, the availability of telephone and Internet voting depends on their voting processes. Please follow the directions on your proxy card carefully. Your vote is important and the Board of Directors of the Company appreciates your cooperation in promptly returning proxies.

         With this mailing, we are also offering you the option to receive future proxy materials via the Internet. You can sign up by following the simple instructions contained on the proxy card in this mailing. Receiving future Annual Reports and Proxy Statements through the Internet will be simpler for you, will save your company production and mailing expenses and is friendlier to the environment. If you have access to the Internet, we hope you will take advantage of this option.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                                     Roberto R. Thomae
                                                     Chief Financial Officer
                                                     Secretary and Treasurer
February 11, 2000                                    Vice President-Finance

                    THE EXPLORATION COMPANY OF DELAWARE, INC.
                       500 North Loop 1604 East, Suite 250
                            San Antonio, Texas 78232


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 10, 2000


                    SOLICITATION AND REVOCABILITY OF PROXIES


         The enclosed proxy is solicited on behalf of the Board of Directors of The Exploration Company of Delaware, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") on March 10, 2000, at 10:00 a.m., San Antonio time to be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas, and at any adjournment thereof.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy material to the beneficial owners. Solicitations may further be made by officers, directors and regular employees of the Company, without additional compensation, by use of mails, telephone, and telegraph or by personal calls.

         Any shareholder giving a proxy for the Meeting has the power to revoke it at any time prior to its use at the meeting. You may do so by (a) signing another proxy with a later date and returning it to us prior to the meeting, (b) voting again by telephone or over the Internet prior to 2:00 p.m. on March 9, 2000 or (c) voting again at the meeting. The approximate date on which this Proxy Statement and the accompanying form of the proxy are first sent or given to security holders is February 11, 2000.

         In addition to this Proxy Statement, the Company is pleased to enclose a copy of the 1999 Annual Report for the fiscal year ending August 31, 1999 and a copy of the Quarterly Report for the three month period ended November 30, 1999. The Company has changed its fiscal year from August 31 to December 31, effective for the calendar year beginning January 1, 2000. The Company will file a Form 10-Q with the SEC for the period from September 1, 1999 through December 31, 1999, the Company's transition period preceding the beginning of the new fiscal year. A Quarterly Report for this transition period ended December 31, 1999 will be sent to you in a separate mailing.

                               PURPOSE OF MEETING

         At the Meeting, action will be taken: (1) to elect five directors to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified; (2) to ratify the appointment of Akin, Doherty, Klein & Feuge, as independent auditors for the Company and its subsidiaries for the calendar year ending December 31, 2000; and (3) to transact any other business that may properly come before the Meeting. The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

                  OUTSTANDING SHARES, QUORUM AND VOTING RIGHTS

         Only holders of record of Common Stock of the Company at the close of business on January 24, 2000, shall be entitled to notice of and to vote at the Meeting. As of the close of business on January 24, 2000, there were 15,938,516 shares of Common Stock outstanding and entitled to be voted. Each share outstanding entitles the holder thereof to one vote for each available position as director.

         One third of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Meeting. However, if a quorum is not represented at the Meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Meeting.

         Each share of Common Stock may be voted to elect up to five individuals (the number of directors to be elected) as directors of the Company. To be elected, each nominee must receive a plurality of all votes cast with respect to such position as director. It is intended that unless authorization to vote for one or more nominees for director is withheld, proxies will be voted for the election of all of the nominees named in this Proxy Statement.

         Votes cast by proxy or in person will be counted by one or more persons appointed by the Company to act as inspectors (the "Election Inspectors") for the Meeting. The Election Inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and for determining the outcome of any matter submitted to the shareholders for a vote. Under Delaware law, in an election of directors, the candidate for each director's position having the highest number of votes cast in favor of his or her election is elected as director. As to the ratification of the Company's auditors, Delaware law provides that an action of shareholders is approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. Thus abstention and broker non-votes generally would have no effect on any vote.

         Broker non-votes occur when a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals in instances where they have not received voting instruction from the beneficial owner of the stock but are not permitted to vote on non-routine matters. The missing votes on non-routine matters are deemed to be "broker non-votes." The Election Inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the Proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though their shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).


PROPOSAL I - ELECTION OF DIRECTORS

         Five directors, constituting the entire Board, are to be elected at the Meeting. Each director is to hold office until the next Annual Meeting or until a successor is elected and qualified. Each of the nominees has consented to serve as a director if elected. The proxies named in the accompanying proxy have been designated by the Board of Directors and they intend to vote for the following nominees for election as directors, unless otherwise instructed in such proxy. The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. In the event any nominee shall become unavailable for election, the proxies named in the accompanying proxy intend to vote for the election of a substitute nominee of their selection. The following table sets forth for each nominee for election as a director of the Company, his age, principal occupation, position with the Company and certain other information:

                                                                       DIRECTOR
  AGE                 NAME AND PRINCIPAL OCCUPATION                      SINCE
  ---                 -----------------------------                    ---------

  70     Mr. Stephen M. Gose, Jr.                                           1984
         ------------------------

         Mr. Gose has served as Chairman of the Board of Directors of the Company since July 1984. He also serves as a member of the Audit and Compensation Committees of the Board. He has been active for more than 45 years in exploration and development of oil and gas properties, in real estate development and ranching through the operations of Retamco Operating, Inc., a large shareholder of the Company. Mr. Gose has served as a Director of Retamco Operating, Inc., its predecessors and affiliates since 1987, and as its President and Chairman of its Board of Directors since 1998.

  56     Mr. Michael J. Pint                                                1997
         -------------------

          Mr. Pint has served as an outside Director since May, 1997 and as a member of the Audit and Compensation Committees of the Board of Directors since June 1997 and as Chairman of both Committees since April 1998. Since 1995, Mr. Pint has served as a Director of Valley Bancorp, Inc. and Valley Bank of Arizona, Inc. of Phoenix, Arizona and Midway National Bank of St. Paul, Minnesota. Previous bank regulatory and management positions include a four-year term as Commissioner of Banks of Minnesota and Chairman of the Minnesota Commerce Commission from 1979 to 1983 and Senior Vice-President and Chief Financial Officer of the Federal Reserve Bank of Minneapolis, Minnesota through 1983. Since June 1999, Mr. Pint has served as a Director of
          Inter-Con/PC, Inc., a publicly traded company in the business of converging and integrating interactive-multimedia technologies for consumers, schools and businesses.

  70     Mr. Robert L. Foree, Jr.                                           1997
         ------------------------

         Mr. Foree has served as an outside Director since May 1997 and as a member of the Audit and Compensation Committees of the Board of Directors since June 1997. Since 1992, Mr. Foree has served as President of Foree Oil Company, a Dallas, Texas based independent oil and gas exploration and production company.

  51     Mr. James E. Sigmon                                                1984
         -------------------

          Mr. Sigmon has served as the Company's President since February 1985. He also served in this capacity from July 1984 to October 1984. From October 1984 to February 1985 he served as Vice Chairman of the Board of Directors of the Company. He has been a Director of the Company since July 1984. Mr. Sigmon served as a Director of ExproFuels, Inc. through November 1998. Prior to joining the Company, he served in the management of a private oil and gas exploration company active in
          drilling   wells  in  South  Texas.

  44    Mr. Thomas  H. Gose                                                 1989
        ----------------------

          Mr. Gose has served as a Director of the Company since February 1989, was Secretary of the Company from January 1992 through March 1997 and as Assistant Secretary since March 1997. Mr. Gose is also President and a Director of ExproFuels, Inc. Mr. Gose previously served as Director, CEO and President of Retamco Operating, Inc., a large shareholder of the Company, its predecessors and affiliates, from 1987 through 1998. Thomas H. Gose is the son of Stephen M. Gose, Jr.



         None of the nominees for director or executive officers of the Company has a family relationship with any of the other nominees for director or executive officer except that Thomas H. Gose is the son of Stephen M.
Gose, Jr.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held eleven formal meetings during the fiscal year ended August 31, 1999. The attendance by all directors at the meetings of the Board and Board committees was 100%, except for two directors who each missed one regularly scheduled meeting during the fiscal year. All directors attended at least 86% of the regular meetings of the Board and Board committees of which they are members during the year.

         The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. Both committees were established in May 1997 with a majority of outside directors. The functions of the Audit Committee, which is chaired by Michael J. Pint and includes Stephen M. Gose, Jr., and Robert L. Foree, Jr. as members, are to make recommendations to the Board regarding the engagement of the Company's independent accountants and to review with management and the independent accountants the Company's internal controls, financial statements, basic accounting and financial policies and practices, audit scope and competency of accounting personnel. The Audit Committee held 2 meetings during fiscal 1999.

          The functions of the Compensation Committee, which is chaired by Michael J. Pint and includes Stephen M. Gose, Jr., and Robert L. Foree, Jr. as members, are to review and recommend to the Board the compensation, stock options and employment benefits of all officers of the Company, to administer the Company's 1995 Flexible Incentive Plan, to fix the terms of other employee benefit arrangements and to make awards under such arrangements. The Compensation Committee held 2 meetings during fiscal 1999. None of the individuals serving on the Compensation Committee was an officer or employee of the Company during fiscal 1999. No executive officer of the Company has served during fiscal 1999 as a member of the board of directors or the compensation committee of any other company whose executive officers include a member of the Board or the Compensation Committee of the Company.

         The Board does not have a formal Nominating Committee. The entire Board of Directors acts as the nominating committee for directors and will consider nominations by shareholders for directors. Any such nomination, together with a statement of the nominee's qualifications and consent to be considered as a nominee and to serve if elected, should be mailed to the Secretary of the Company no later than December 31, 2000, to be included in the proxy statement in connection with next year's Annual Meeting of Shareholders.

                            COMPENSATION OF DIRECTORS

         Company employees who are members of the Board of Directors of the Company are not compensated for any services provided as a director. Outside directors are paid $1,000 per meeting where the director's physical presence is required, $250 per meeting attended by telephone, and upon election, receive a ten year non-qualified option to purchase 75,000 shares of the Company's common stock at 110% of current market price at date of award, with vesting at the rate of 25,000 shares per year.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT


         The following tables set forth the beneficial ownership of the Company's Common Stock, its only class of equity security as of January 24, 2000 of certain beneficial owners and management. Each of the persons or entities listed has sole voting power and sole investment power with respect to the shares listed opposite his or its name.



                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information concerning all persons known to the Company to beneficially own five percent (5%) or more of its Common Stock. As of January 24, 2000, the Record Date assuming 15,938,516 shares outstanding and 17,645,816 fully diluted shares:

         Name and Address                 Shares of Common Stock            Percent Owned           Percent Owned
        of Beneficial Owner                 Beneficially Owned              Fully Diluted            Outstanding
        -------------------                 ------------------              -------------            -----------

Thomas H. Gose                                  1,086,601                       6.16%                   6.82%
500 North Loop 1604 East
Suite 250
San Antonio, Texas  78232
                                               1,176,600(1)                     6.67%                   7.38%
Stephen M. Gose, Jr.
HCR Box 1010  Hwy 212
Roberts, Montana 59070

Trianon Opus One, Inc.                          1,350,500                       7.65%                   8.47%
Fohrenstrasse 25
CH-8703 Erlenbach
Switzerland

Pensionskasse der Hoffman-LaRoche               1,074,600                        6.09%                  6.74%
AG
4070 Basel
Switzerland

PGR Opus One Foundation                          925,598                        5.25%                   5.81%
Egerta 53
FL-9646 Balzers
Switzerland



(1) See footnote no. 3 on the following table, "Security Ownership of Directors and Executive Officers" for details as to the composition of the beneficial shares owned by Mr. Stephen M. Gose, Jr.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


         The following table sets forth the number of shares of Common Stock beneficially owned as of January 24, 2000, by each director, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.


                                                      Number of Shares                   Percent
         Name and Address of Beneficial Owner (5)    Beneficially Owned                 of Class (1)
         ----------------------------------------    ------------------                 ---------

         Stephen M. Gose, Jr. (3)                         1,176,600                        7.38%
         Thomas H. Gose                                   1,086,601                        6.82%
         James E. Sigmon (2)                                750,000                        4.51%
         Michael J. Pint (4)                                275,000                        1.72%
         Robert L. Foree, Jr. (4)                            61,000                         .38%

         All Directors and Executive
         Officers as a group                              3,424,201                        20.37


(1) Except as otherwise noted, the Company believes that each named individual has sole voting and investment power over the shares beneficially owned.
(2) The number of shares beneficially owned by Mr. James E. Sigmon includes 50,000 shares owned directly and 700,000 shares of the Company's Common Stock reserved for issuance through options issued under the Company's 1995 Flexible Incentive Plan.
(3) The number of shares beneficially owned by Mr. Stephen M. Gose, Jr. includes 30,000 shares owned directly, plus his 100% interest, shared equally with his spouse, in 1,146,600 shares owned by Retamco Operating, Inc., its predecessors and affiliates.
(4) The number of shares beneficially owned by Mr. Pint and Mr. Foree each includes 50,000 shares of the Company's Common Stock reserved for issuance under non-qualified options issued to outside directors of the Company exercisable at August 31, 1998 plus 225,000 and 11,000 shares respectively, of directly owned shares.
(5) The address of each of the persons named herein is 500 North Loop 1604 East, Suite 250, San Antonio, TX 78232



          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT


         Section 16(a) of the Securities Exchange Act of 1934 requires that Company's directors, executive officers, and persons who own more than ten percent (10%) of the Common Stock file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission ("SEC"). Officers, directors, and stockholders who own more than ten percent of the Common Stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file. The company is required to report in this Proxy Statement any failure of its directors and officers and beneficial owners of more than ten percent (10%) of the Company's common stock to file by the relevant due date any of these reports during the Company's fiscal year.

         To the Company's knowledge, all Section 16(a) filing requirements applicable to its officers, directors, and ten percent (10%) stockholders during fiscal year 1999 were complied with except for the following reports, all of which were incorporated and filed with the SEC on Form 5 on January 31, 2000: two late filings as to Form 4's for Thomas H. Gose due on the 10th of November and December, 1999; two late filings as to Form 4's for Stephen M. Gose, Jr. and Margaret Ann Gose due on the 10th of July and September, 1999; two late filings as to Form 4's for Roberto R. Thomae due on the 10th of October, 1998 and the 10th of November, 1999; two late filings as to Form 4's for Richard A. Sartor due on the 10th of October, 1998 and 1999.

                               EXECUTIVE OFFICERS


         The Executive Officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board at its first meeting following the Annual Meeting of the Shareholders. The following table sets forth the names and ages of the Executive Officers of the Company and all positions held with the Company.


NAME                                           AGE           TITLE
----                                           ---           -----

James E. Sigmon (1)                            51             President and Chief Executive Officer
                                                              Director

Roberto R. Thomae (2)                          49             Chief Financial Officer
                                                              Secretary/Treasurer, Vice-President-Finance

Richard A. Sartor (3)                          47             Controller



(1) For a description of the business experience of Mr. James E. Sigmon see "Election of Directors."

(2) Mr. Thomae has served as Secretary/Treasurer of the Company since March 1997 and Chief Financial Officer and Vice President-Finance since September 1996. From September 1995 through September 1996 he was a consultant to the Company in a financial management capacity. From 1989 through 1995 Mr. Thomae was self-employed as a management consultant primarily involved in the development of domestic and international oil and gas exploration projects and the marketing of refined products. He received a Bachelor of Business Administration degree in accounting, with honors, from the University of Texas at Austin in 1974.

(3) Mr. Sartor has served as Controller of the Company since April 1997. A Certified Public Accountant since 1980, Mr. Sartor operated a private practice from 1989 through March 1997. Mr. Sartor received a Master of Business Administration degree from the University of Texas at San Antonio in 1990 and a Bachelor of Business Administration degree from the University of Texas at Austin in 1974.

                             EXECUTIVE COMPENSATION

        REPORT OF THE COMPENSATION COMMITTEE AND THE BOARD OF DIRECTORS

         The following report of the Board of Directors and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

BOARD COMPENSATION REPORT ON EXECUTIVE COMPENSATION

         Prior to the establishment of the Compensation Committee of the Board of Directors in May, 1997 the entire Board of Directors reviewed and approved the payment of compensation to all employees of the Company or its subsidiaries. In addition, the Board approved all incentive compensation plans including, without limitation, bonus plans, stock option plans and key employee compensation agreements. The entire Board administered the Company's 1985 Amended and Restated Stock Option Plan (the "1985 Plan") and granted stock options and attendant stock appreciation rights to officers and key employees under the 1985 Plan. The Board also administered stock options granted under the 1995 Flexible Incentive Plan. The executive compensation policies and practices are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals. Compensation of the executive officers of the Company is primarily comprised of base salary, long-term equity incentives, and miscellaneous other fringe benefits. With the expansion of the Board of Directors to five members, including two outside directors, in May 1997, the Board established an independent Compensation Committee with a majority of outside directors. Subsequent to its establishment, the new Compensation Committee ratified the existing compensation policies of the Company and assumed the administration of executive compensation previously managed by the entire board.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         Base Salary: The base salaries of the executive officers are established at levels deemed appropriate to attract and retain qualified executives who are instrumental in helping the Company achieve its business objectives. In establishing salaries, the Compensation Committee considers the recommendations of management, the amount of responsibilities of the executive officers, the salaries of others similarly situated within the Company, the recent performance in the executive's area of responsibility, and any changes in the cost-of-living.

     The Company also considers the competitiveness of the entire compensation package in determining the level of salaries. The salaries of the executive officers are reviewed annually and reflect the performances of the past year. As a result, the salaries received in 1999 reflected the individual performances in 1998 for officers who were with the Company during that year.

         Stock Option Plan: The 1985 Plan and the 1995 Flexible Incentive Plan are designed to align the long-term interests of key employees with shareholders. The Plans set aside up to 400,000 and 1,500,000 shares, respectively, of the Company's Common Stock to be available to be offered to employees of the Company as a long-term incentive. The exercise price of such options may not be less than 100% of the fair market value per share of the Common Stock on the date of the grant. The number of options granted to any individual is dependent on the individuals' level of responsibility and ability to influence the performance of the Company. Existing options under the 1985 Plan are being administered by the Compensation Committee while no new options may be granted under the terms of the 1985 Plan. The Compensation Committee also administers the 1995 Flexible Incentive Plan.

         Fringe Benefits: From time to time, the Company makes available to key employees and executives certain other fringe benefits. The Company may provide club memberships, tickets to sporting or cultural events, tickets to community events, etc. To the extent that such items are taxable to the individual they are considered to be part of the individual's compensation package.

EXECUTIVE COMPENSATION

            On October 15, 1998, the compensation of Mr. James E. Sigmon, the Chief Executive Officer (CEO), was increased to $150,000 per year from the previous $132,000 per year subject to terms specified in an employment agreement with the Company, as amended in 1994. The Compensation Committee evaluates the CEO's contribution to the Company's long-term financial and non-financial objectives. In addition, the Committee evaluates the performance of the CEO based upon a variety of factors including the Company's earnings per share, enhancement of asset values and quality and the extent to which business plan goals are met or exceeded. The Committee does not assign relative weights to any of the foregoing factors, but instead makes a subjective determination based upon a consideration of all such factors. During 1998, the CEO was awarded non-qualified incentive stock options to purchase 600,000 shares at 110% of current market price at date of grant, under the terms of the 1995 Flexible Incentive Plan. The stock options vest and are exercisable in specified amounts upon the Company's common stock attaining the following price levels: 200,000 shares at $5.00, 100,000 shares at $7.50, 100,000 shares at $10.00, 100,000 shares at $12.50 and 100,000 shares at $15.00. During 1996, The Board of Directors granted to the CEO a one percent (1%) overriding royalty interest, effective September 1, 1996, under all leases that the Company has acquired or acquires while the CEO continues to serve in that capacity, proportionately reduced to the Company's interest in such leases.

         In summary, based on the performance of the Company during the past several years, and in light of their efforts put forth directing the Company, the Compensation Committee and the Board have determined that the compensation paid to the CEO, as described in the Summary Compensation Table below, as well as compensation paid to other Company officers, serves the best interests of the Company's Shareholders and continue to emphasize programs that they believe positively affect Shareholder value. This report is submitted by:


           The Exploration Company Compensation Committee 1999 Members Michael J. Pint, Stephen M. Gose, Jr., Robert L. Foree, Jr.


             The Exploration Company Board of Directors 1999 Members
     Stephen M. Gose, Jr., James E. Sigmon, Michael J. Pint, Thomas H. Gose,
                              Robert L. Foree, Jr.




COMPARATIVE PERFORMANCE GRAPH

     The following graph compares theperformance of the Company's common stock for the five-year period commencing August 31, 1994 to (i) the NASDAQ market composite index (NASDAQ-US) and (ii) NASDAQ exploration and production companies comprised of approximately 74 active companies which trade on either the NASDAQ National Market System or the NASDAQ Small-Cap Market. The graph assumes that a $100 investment was made in the Company's common stock and each index on August 31, 1994, and that all dividends were reinvested. Also included are the respective investment returns based upon the stock and index values as of the end of each year during such five-year period. The information was provided by the Center for Research in Security Prices (CRSP) of The University of Chicago Graduate School of Business. The index of exploration and production companies used includes all available NASDAQ stocks under SIC codes 1310-19 (companies engaged in oil and gas exploration and production operations) actively traded on NASDAQ during the comparative term. The list of comparative companies is available to shareholders directly from CRSP or may be obtained at no cost from the Company by writing the Company or telephoning (210) 496-5300 and requesting the information.



                   COMPANY         MARKET         PEER
     DATE           INDEX          INDEX          INDEX
     ----           -----          -----          -----
     8/31/94        100             100            100

     8/31/95        107             135             96

     8/31/96         88             152            120

     8/31/97        317             212            153

     8/31/98         48             200             84

     8/31/99         83             371             78

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There are no interlocks between the members of the Board of Directors and other corporations nor any material transactions between the Company and such members except as set forth herein and under "Transactions with Management and Others."

         Summary Compensation Information. The following table contains certain information for each of the fiscal years indicated with respect to the chief executive officer and those executive officers of the Company as to whom the total annual salary and bonuses paid or accrued during the fiscal year ended August 31, 1999, exceeded $100,000:

                           SUMMARY COMPENSATION TABLE


Name and                                                        Other Annual        Long-term       All other
Principal Position           Year      Salary       Bonuses     Compensation (1)   Compensation    Compensation
------------------           ----      ------       -------     -------------      ------------    ------------

James E. Sigmon              1999      $ 150,000     $ 0              $ 56,678            $ 0              $ 0
President & CEO              1998        132,000       0                41,623              0                0
                             1997        120,000       0                20,827              0                0


(1) Amounts represent income from one percent (1%) overriding royalty interest in producing oil and gas leases, proportionately reduced to the Company's interest in such leases.



               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES


                                                       Number of Unexercised            Value of Unexercised
                             # Shares     Value             Options/SARs                      Options/SARs
     Name                    Exercised    Realized         August 31, 1999                 August 31, 1999 (1)
    ---------                ---------    --------     -----------------------          ------------------

James E. Sigmon (2)               -           -                 700,000                             $ 0
Michael Pint (3)                  -           -                 75,000                              $ 0
Robert L. Foree, Jr. (3)          -           -                 75,000                              $ 0
Roberto R. Thomae (4)             -           -                 75,000                         $ 30,200


(1) Value of unexercised options calculated as the difference in the stock price at August 31,1999 and the option price. Unexercised options not in the money at August 31, 1999 are valued at $0 at year-end.

(2) 100,000 of Mr. Sigmon's unexercised options were exercisable as of August 31, 1999, and the remaining 600,000 are exercisable as described in the "Executive Compensation" section on page 11.

(3) 50,000 of Mr. Pint and Mr. Foree's options, respectively, were exercisable as of August 31, 1999.

(4) 50,000 of Mr. Thomae's options were exercisable at August 31, 1999.

EMPLOYMENT AGREEMENT

     In October 1998 the Company amended an employment agreement with its President, Mr. James E. Sigmon, which set his salary at a minimum of $150,000 annually. During fiscal 1998, Mr. Sigmon's salary was $132,000. In 1996, under the terms of the employment agreement, Mr. Sigmon was granted a one percent (1%) overriding royalty interest in all leases acquired by the Company during his term as President, proportionately reduced to the Company's interest in such leases. Mr. Sigmon's Employment Agreement is terminable upon ninety days notice but his right to the overriding royalty interest is vested and cannot be terminated.


TRANSACTIONS WITH MANAGEMENT AND OTHERS

         During 1997, the Company purchased undeveloped oil and gas leases covering approximately 222,000 net acres for exploration in the Williston Basin of North and South Dakota and Montana. The acquisition was paid for with $22,000,000 cash and the issuance of 1,000,000 shares of common stock valued at $5 per share. Sixty-seven percent of the acquisition was from Retamco Operating, Inc. a company affiliated with two directors of the Company. Concurrently with the acquisition, the Company sold to third parties a 42.5% net profits interest in wells to be drilled on the oil and gas leases for $17,000,000 cash. The oil and gas leases acquired were reported at the affiliates' cost basis, resulting in a reduction to the basis in the properties of $9,773,154 and a charge for the same amount to additional paid-in capital.

         The Company's ExproFuels division was spun off from The Exploration Company on September 3, 1996 with a 40% equity ownership being retained. During 1997 the Company's net investment in ExproFuels, Inc. was reduced to $0 by recognition of a $1,215,259 charge to operations. ExproFuels, Inc. has no remaining assets and no current operations.

         In the opinion of the Board of Directors of the Company, the terms of the transactions described above were as favorable as would be available from an independent third party.



PROPOSAL II- RATIFY APPOINTMENT OF INDEPENDENT AUDITORS


         The Board of Directors has appointed Akin, Doherty, Klein & Feuge ("Akin Doherty") as independent certified public accountants for the Company for calendar year 2000. Akin Doherty has acted in the same capacity since 1995.

         A representative of Akin Doherty is expected to attend the Meeting, will have the opportunity to make a statement if he decides to do so, and will be available to answer questions. Although law does not require the submission of this matter to the shareholders, the Board of Directors will reconsider its selection of independent accountants if this appointment is not ratified by the shareholders. Ratification will require the affirmative vote of the majority of the shares of Common Stock represented at the Meeting.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE AUDITORS.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         It is anticipated that the 2001 Annual Meeting of Shareholders will be held on May 25, 2001. Proposals of shareholders intended to be presented at the 2001 Annual Meeting must be received in writing by the Secretary of the Company at its principal offices, 500 North Loop 1604 East, Suite 250, San Antonio, Texas, 78232, not later than December 31, 2000.


                                  OTHER MATTERS

         No other business other than the matters set forth in this Proxy Statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the Meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies in the accompanying proxy will vote or refrain from voting for other persons in their place in what they consider the best interests of the Company.

         The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.





                                                        Roberto R. Thomae,
                                                        Chief Financial Officer
                                                        Secretary/Treasurer
                                                        Vice President-Finance



February 11, 2000
San Antonio, Texas








          STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OWNED, TO VOTE BY TELEPHONE, INTERNET OR TO DATE, SIGN, AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS GREATLY APPRECIATED.

                                     PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            THE EXPLORATION COMPANY


     Stephen M. Gose, Jr., Michael Pint, Robert L. Foree, Jr., Thomas H. Gose and James E. Sigmon or any of them, with power of substitution of each, are hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of The Exploration Company, to be held at The Petroleum Club of San Antonio 8620 North New Braunfels Avenue, San Antonio, Texas, on Friday, February 26, 1999, at 10:am., and any adjournment thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.



TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS RECOMMENDATION JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.



                    (UNLESS VOTING ELECTRONICALLY OR BY PHONE
           PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE)

-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE                                                                SIDE
-----------                                                         -----------

[X] Please mark votes as in this example.

     This proxy will be voted as you direct below. In the absence of such direction, it will be voted FOR all of the Directors and FOR each of the Proposals below.

     1.   SELECTION OF DIRECTORS:
              Nominees: Stephen, M. Gose, Jr., Michael J. Pint, James E. Sigmon,
                        Robert L. Foree, Jr., Thomas H. Gose

                         FOR [ ]   WITHHELD [ ]

          [ ] ---------------------------------------
               For all nominees except as noted above

     2. Proposal to Ratify the Adoption of Akin, Doherty, Klein & Feuge, P.C. as Independent Auditors for the Company for the year 2000.

                         FOR [ ]    AGAINST  [ ]   ABSTAIN  [ ]

     3. In their discretion, upon such other matters as may properly come before the meeting.



                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



     PLEASE DO NOT FOLD OR MUTILATE THIS CARD.

     NOTE: Please sign exactly as name appears. Joint owners should each sign. Executor, Administrator, or Guardian, please give full title as such. If signer is a corporation, please sign in full corporation name by duly authorized officer or officers.

     SIGNATURE:______________________DATE:___________________________

     SIGNATURE:______________________DATE:___________________________